                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference to our firm under the Caption "Experts" in the Registration Statement (Form S-3 No. 333- ________) and related Prospectus of Bowne and Co., Inc. for the registration of 30,000 shares of its common stock and to the incorporation by reference therein of our report dated December 10, 1996, with respect to the consolidated financial statements of Bowne & Co., Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 1996, filed with the Securities and Exchange Commission.


                                                 ERNST & YOUNG LLP

New York, New York
April 25, 1997